EXHIBIT 23. Consent of DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-53171 and 333-05199 on Form S-3, Registration Statement No. 33-64951 on Form S-4 and Registration Statement Nos. 33-27452 and 33-57869 on Form S-8 of Southwestern Public Service Company, of our report dated October 10, 1996 appearing in this Annual Report on Form 10-K of Southwestern Public Service Company for the year ended August 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
November 22, 1996

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